Exhibit 10.4

SHARE PURCHASE AGREEMENT

By and Between

JOHN D. HIGGINS
as the “Buyer” herein, on the one hand,

and

DIGITAL RECORDERS, INC.
as “DRI” herein, on the other hand

Dated as of June 23, 2005

SHARE PURCHASE AGREEMENT

     SHARE PURCHASE AGREEMENT, dated as of June 23, 2005, by and between JOHN D. HIGGINS (the “Buyer”), on the one hand, and DIGITAL RECORDERS, INC. (“DRI”) on the other.

W I T N E S S E T H:

     WHEREAS, on or about June 23, 2005, the Buyer and DRI entered into a non-binding understanding (the “Understanding”), under which DRI would sell to Buyer 50 restricted shares of DRI Series G Redeemable Convertible Preferred Stock, par value $.10 per share, of DRI (the “Shares”); and

     WHEREAS, the Understanding contemplates that the parties will enter into a definitive agreement and prepare such other documentation as the parties and their respective legal counsel determine is appropriate; and

     WHEREAS, the parties intend that this Share Purchase Agreement (the “Agreement”), together with the schedules, exhibits and other documents attached hereto, serve as the definitive agreement between the parties with respect to the transactions described in the Understanding.

     NOW, THEREFORE, in consideration of the covenants, representations, warranties and mutual agreements herein set forth, the Buyer and DRI hereby agree as follows:

ARTICLE I
THE SHARE PURCHASE AND ANCILLARY AGREEMENTS

     Section 1.1 Purchase of the Shares. Subject to and upon the terms and conditions hereof and the representations, warranties and covenants contained herein, on the Closing Date (as defined below) DRI shall sell, transfer, assign and deliver certificate(s) representing the Shares to the Buyer, and the Buyer shall purchase the Shares from DRI, free and clear of all liens, claims and encumbrances thereon (the “Purchase Transaction”). The Shares shall have the rights, obligations and preferences set forth in the Certificate of Designation of Series G Convertible Preferred Stock attached hereto as Exhibit 1.1.

     Section 1.2 Purchase Price.

     (a) Upon the terms and subject to the conditions herein set forth, DRI and the Buyer agree that on the Closing Date DRI shall sell to the Buyer, and the Buyer shall purchase from DRI, the Shares for an aggregate purchase price of $250,000 (the “Purchase Price”).

     (b) At the Closing, DRI shall deliver to the Buyer a certificate representing the Shares against delivery by the Buyer to DRI of the Purchase Price. The certificate for the securities comprising the Shares shall be registered in the name of Dolphin Offshore Partners, L.P.

     Section 1.3 Additional Warrant Shares. Additionally, DRI shall deliver to the Buyer at the Closing a Stock Purchase Warrant, in the form set forth as Exhibit 1.3., with the rights, obligations and preferences as set forth therein (the “Warrant Agreement”). The basic terms of the Warrant Agreement shall provide Buyer with the right to purchase up to 35,714 shares of common stock, par value $0.10 per share, of DRI (the “Warrant Stock”) at an exercise price of $2.21 per share for a period of five (5) years, subject to the terms and conditions set forth in the Warrant Agreement.

     Section 1.4 Registration Rights. At the Closing, the parties shall enter into a Registration Rights Agreement, in the form set forth as Exhibit 1.4 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, DRI shall agree: (a) to file with the Securities and Exchange Commission (the “SEC”) and use its best efforts to maintain the effectiveness of a registration statement covering the resale by the Buyer of the shares of common stock issuable upon conversion of the Shares (the “Conversion Shares”), and (b) to use its best efforts to effect the registration of (1) the shares of common stock issuable upon conversion of shares of DRI Series G Redeemable Convertible Preferred Stock issued as dividends on the Shares and (2) the Warrant Stock with the SEC upon demand by the Buyer in certain circumstances, subject to the terms and conditions set forth in the Registration Rights Agreement. The Warrant Agreement and the Registration Rights Agreement are referred to collectively herein as the “Related Agreements”.

ARTICLE II
CLOSING

     Section 2.1 The Closing. The closing of the sale and purchase of the Shares contemplated hereby (the “Closing”) shall take place at a date and time to be specified by the Buyer and

DRI (the “Closing Date”), but effective as of June 23, 2005. The Closing shall take place at the offices of DRI in Research Triangle Park, North Carolina, or any other place mutually agreeable to the parties, subject to the right of the parties to close by exchange of executed counterpart documents on the Closing Date.

     Section 2.2 Deliveries By DRI. At the Closing, DRI shall deliver to the Buyer or cause to be delivered to the Buyer the certificate or certificates representing the Shares registered in the name of the Buyer or in such name as may be designated by the Buyer and the Warrant Agreement and Registration Rights Agreement executed by DRI.

     Section 2.3 Deliveries by the Buyer. Buyer has delivered to Gray, Layton, Kersh, Solomon, Sigmon, Furr & Smith, P.A. on behalf of DRI the sum of $250,000 (the “Investment Funds”) in payment of the Purchase Price and a copy of the Registration Rights Agreement executed by Buyer.

     Section 2.4 Further Assurances. DRI shall execute and deliver on the Closing Date or thereafter any and all such other instruments, and take or cause to be taken all such further action as may be necessary or appropriate to vest fully and confirm to the Buyer title to and possession of the Shares delivered hereunder by DRI.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF DRI

     As a material inducement to the Buyer to (i) enter into this Agreement, and (ii) purchase and acquire the Shares, DRI represents and warrants to the Buyer, except as disclosed in the Exhibits to this Agreement or in the documents filed by DRI with the SEC (the “SEC Filings”) pursuant to the requirements of the Securities Exchange Act of 1934 (the “1934 Act”), that:

     (a) DRI is a corporation duly organized, validly existing and in good standing under the laws of North Carolina.

     (b) The audited financial statements of DRI for the year ended December 31, 2004 and unaudited financial statements of DRI for the three months ended March 31, 2005 that have been filed with the SEC Filings (hereinafter collectively referred to as the “DRI Financial Statements”) include, as applicable to the relevant period, a balance sheet and related statements of net income (loss), shareholders’ equity and cash flows for the periods ended on such dates. The DRI Financial Statements fairly present the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Since March 31, 2005, there has been no material change in the nature of the business of DRI, nor any material adverse change in its financial condition or property, nor have any warrants, options, shares of common stock or securities or instruments convertible into or exchangeable for common stock been issued, and DRI has incurred no material obligations or liabilities or made any commitments other than as disclosed in the DRI Financial Statements, the SEC Filings, or otherwise to Buyer.

     (c) DRI is not a party to any material litigation, pending or threatened, nor has any claim been made or, to the best knowledge of DRI’s executive officers, asserted against DRI nor are there any proceedings threatened or pending before any federal, state or municipal government, or any department, board, body or agency thereof, involving DRI that would, if resolved adversely to DRI, have a material adverse effect on DRI or its financial condition or operations.

     (d) DRI is not in violation or default of any provision of its Articles of Incorporation or Bylaws or of any provision of any material instrument or contract to which it is a party or by which it is bound or, to the best knowledge of its executive officers, of any provision of any federal, state or local judgment, writ, decree, order, law, statute, rule or government regulation, applicable to it. The execution, delivery and performance of this Agreement or the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision or an event which results in the creation of any lien, charge or encumbrance upon any asset of DRI. DRI has all requisite power and authority to execute, deliver and perform this Agreement and the Related Agreements and has all requisite power and authority to execute and deliver the certificates representing the Shares. All necessary corporate proceedings of DRI have been duly taken to authorize the execution, delivery and performance by DRI of this Agreement and the sale and issuance of the Shares. This Agreement and the Related Agreements have been duly authorized, executed and delivered by DRI, are the legal, valid and binding obligations of DRI, and are enforceable as to DRI in accordance with their respective terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by DRI for the execution, delivery or performance by DRI of this Agreement and the Related Agreements. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which DRI is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement and the Related Agreements.

     (e) DRI has not in the past year received notice from any of its trading markets to the effect that it is not in compliance with the listing or maintenance requirements thereof.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYER

     As a material inducement to DRI to enter into this Agreement and the Related Agreements and to sell and issue the Shares, the Buyer represents and warrants to DRI that:

     (a) The Buyer is voluntarily entering this Agreement with full power and authority.

     (b) Neither the execution and delivery of this Agreement or the Registration Rights Agreement nor the consummation of the transactions herein or therein contemplated, will conflict with or result in the breach of, or accelerate the performance required by, any terms of any agreement, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Buyer under the terms of any such agreement.

     (c) All action on the part of the Buyer necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Buyer hereunder or thereunder has been taken and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Buyer enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and other laws of general application relating to or affecting creditors’ rights, and general principles of equity.

     (d) The Buyer is acquiring the Shares, and will acquire the Conversion Shares and the Warrant Stock, upon payment for and delivery thereof, for its own account for investment and not with a view to the distribution or public resale thereof within the meaning of the Securities Act of 1933 (the “1933 Act”). The Buyer further agrees that DRI may cause to be set forth on the certificates for the Shares to be delivered to the Buyer hereunder and any Conversion Shares and Warrant Stock subsequently acquired by the Buyer a legend in substantially the following form:

     These securities have not been registered under the Securities Act of 1933, as amended, and may be offered and sold only if registered pursuant to the provisions of that Act or if, in the opinion of counsel to the seller an exemption from registration thereunder is available, the availability of which must be established to the satisfaction of Digital Recorders, Inc.

     DRI shall not be obligated to recognize any purported transfer by the Buyer of the Shares unless accompanied by an opinion of the Buyer’s counsel in form and substance reasonably satisfactory to counsel for DRI to the effect that such transfer is not in violation of the 1933 Act.

     (e) The Buyer is an “accredited investor” as defined in Regulation D promulgated under the 1933 Act. The Buyer has substantial experience in evaluating and investing in private placement transactions of preferred stock in companies similar to DRI, has actually made a past investment in DRI and is familiar with the company and its management, has been a long time director of DRI, and the Buyer has the capacity to protect its own interests. The Buyer is aware that the purchase of the Shares, the Conversion Shares and the Warrant Stock involves substantial risk. The Buyer is in a financial position that will allow it to hold such securities for an indefinite period, to bear the economic risk of ownership and to withstand a complete loss of its investment.

     (f) The Buyer acknowledges that neither DRI nor any person acting on behalf of DRI has made any representations or warranties to the Buyer except as expressly set forth in this Agreement or the Related Agreements.

ARTICLE V
COVENANTS OF THE PARTIES

     Section 5.1 Conduct of Business. From the date hereof until the Closing, except as permitted by this Agreement, reflected in the Exhibits hereto or as otherwise consented to by the Buyer in writing, DRI shall:

     (a) Carry on its business only in the ordinary course, in substantially the same manner in which it previously has been conducted;

     (b) Comply with all registration, filing and reporting requirements of the 1934 Act; and

     (c) Use its best efforts to maintain a listing of the common stock with The Nasdaq Stock Market, Inc. (“Nasdaq”).

     Section 5.2 Access and Information. DRI shall give to the Buyer and its representatives full access at all reasonable times prior to the Closing to the properties, books and records of DRI and furnish such information and documents in its possession relating to DRI as the Buyer may reasonably request, subject to the agreement by the Buyer to maintain the confidentiality of, and not to trade in the securities of DRI while in the possession of, any material nonpublic information of DRI.

     Section 5.3 No Short Sales. The Buyer shall not make any short sale of, or enter into any other hedging transactions with respect to, DRI’s common stock prior to the earlier of (i) effectiveness of the Registration Statement required to be filed by DRI for the benefit of the Buyer pursuant to the Registration Rights Agreement or (ii) failure of the Company to timely file such Registration Statement under the terms of the Registration Rights Agreement.

     Section 5.4 Repayment of Bodin Note. DRI shall cause such portion of the Investment Funds as are necessary to satisfy in full all outstanding obligations under the Bodin promissory note to be paid directly to the obligee from the trust account of Gray, Layton, Kersh, Solomon, Sigmon, Furr & Smith, P.A.

ARTICLE VI
CONDITIONS TO EACH PARTY’S OBLIGATION TO CLOSE

     In addition to those specific conditions set forth in Articles VII and VIII below, the obligations of the Buyer and

DRI to consummate the transactions described herein shall be subject to the following. No government regulatory body or agency shall have instituted court action or legal proceedings seeking preliminary or permanent injunctive relief prohibiting the Buyer’s purchase of the Shares or the execution or performance of this Agreement or the Related Agreements.

ARTICLE VII
CONDITIONS TO DRI’S OBLIGATION TO CLOSE

     DRI’s obligation to complete the transactions provided for herein shall be subject to the performance by the Buyer of all its agreements to be performed hereunder on or before the Closing, and to the further conditions that:

     (a) the representations and warranties of the Buyer contained in Article IV hereof are true and correct in all material respects as of the Closing with the same effect as if made on and as of such date and the officers of the Buyer shall so certify thereto.

     (b) The issuance of the Shares to Buyer without registration shall be permitted under an available exemption from registration under the 1933 Act, and such issuance, and the consummation of the other transactions contemplated by this Agreement and the Related Agreements, shall not violate any law or any rule or regulation of the SEC or Nasdaq.

ARTICLE VIII
CONDITIONS TO THE BUYER’S OBLIGATION TO CLOSE

     The Buyer’s obligation to complete the transactions provided for herein shall be subject to the performance by DRI of all agreements to be performed hereunder on or before the Closing, and to the further conditions that:

     (a) The representations and warranties of DRI contained in Article III and the covenants of DRI contained in Article V hereof are true and correct and have been performed or satisfied in all material respects as of the Closing with the same effect as if made or performed on and as of such date and DRI shall so certify to the Buyer.

     (b) There shall have been no material adverse change in the operating results, financial condition, properties or business prospects of DRI since March 31, 2005.

ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 Termination. This Agreement and each agreement contemplated hereby may be terminated at any time prior to the Closing by the mutual written consent of the Buyer and DRI.

     Section 9.2 Effect of Termination. In the event of termination of this Agreement or any agreement contemplated hereby, this Agreement or any such other agreement shall forthwith become void and there shall be no liability or obligation hereunder or thereunder on the part of any party hereto.

     Section 9.3 Amendment. This Agreement, or any agreement contemplated hereby, may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

ARTICLE X
INDEMNIFICATION AND CONTRIBUTION

     Section 10.1 Indemnity. Subject to the conditions set forth below, DRI agrees to indemnify and hold harmless the Buyer, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Buyer within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Article X, but not be limited to, attorneys’ fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, resulting from, based upon, or in connection with any breach of any representation, warranty, covenant, or agreement of DRI contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability DRI may otherwise have, including liabilities arising under this Agreement.

ARTICLE XI
NOTICES

     Any notice given under this Agreement shall be deemed to have been given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, by receipt confirmed facsimile transmission, or by tested telex, telegram or cable addressed as follows:

If to DRI:	Digital Recorders, Inc.
5949 Sherry Lane, Suite 1050
Dallas, TX 75225
Attn: CEO & President
Fax: 214-378-8437

With a copy to:	Mr. David M. Furr
Gray, Layton, Kersh, Solomon,
Sigmon, Furr & Smith, P.A.
Post Office Box 2636
Gastonia, NC 28053-2636
Fax: 704-866-8010

If to the Buyer:	John D. Higgins
105 High Farms Road
Glen Head, NY 11545

or to any other address or addresses which may hereafter be designated by any party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.

ARTICLE XII
CERTIFICATES OF OFFICERS AND DIRECTORS

     DRI shall provide to the Buyer a certificate at the Closing verifying the representations and warranties made by DRI. Any certificate or other document executed by any officer of DRI and delivered to the Buyer or its counsel shall be deemed a representation and warranty by such officer on behalf of DRI as to the statements made therein.

ARTICLE XIII
COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of such counterparts shall constitute one and the same instrument.

ARTICLE XIV
MERGER CLAUSE AND COSTS, FEES AND EXPENSES

     This Agreement supersedes all prior agreements and understandings between the parties and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties hereto. Each party shall pay its own expenses incident to the preparation, execution and delivery of this Agreement and the consummation of the transactions described herein including, without limitation, all fees of counsel, accountants and other professional fees and expenses. DRI represents and warrants that there is no placement fee, structuring fee, or commission payable in this transaction.

ARTICLE XV
SEVERABILITY

     In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable or, if such a provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner.

ARTICLE XVI
BENEFIT

     The terms and conditions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto, and the persons and entities referred to in Article X who are entitled to indemnification or contribution and their respective successors, legal representatives and assigns and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or the Registration Rights Agreement or any provision herein or therein contained.

ARTICLE XVII
WAIVER

     The failure of any party to insist upon the strict performance of any of the provisions of this Agreement shall not be considered as a waiver of any subsequent default of the same or similar nature. Time is of the essence in this Agreement.

ARTICLE XVIII
HEADINGS

     The headings for the sections of this Agreement are inserted for convenience in reference only and shall not constitute a part hereof.

ARTICLE XIX
SURVIVAL

     The respective agreements, representations, warranties, covenants and other statements of the Buyer and DRI set forth in this Agreement shall survive and remain in full force and effect for a period of one (1) year from the Closing, regardless of any investigation or inspection made on behalf of the Buyer or DRI.

ARTICLE XX
GOVERNING LAW

     This Agreement shall be governed by and construed according to the laws of the State of North Carolina, without giving effect to conflict of laws.

ARTICLE XXI
ARBITRATION

     All disputes arising in connection with this Agreement shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by one or more arbitrators.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

THE BUYER:

By	/s/ John D. Higgins

Print Name: John D. Higgins

DRI:

DIGITAL RECORDERS, INC.

By	/s/David L. Turney

Print Name: David L. Turney
Title: Chairman, Chief Executive Officer and President